6.10 PROMISSORY NOTE AND REGISTRATION RIGHTS
                  AGREEMENT IN FAVOR OF COLIN FRANK RISEAM

This Note has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the provisions of any applicable state securities laws, but has been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the 1933 Act, and under any applicable state securities laws. This Note may not be sold, pledged, transferred or assigned except in a transaction which is exempt under provisions of the 1933 Act and any applicable state securities laws or pursuant to an effective registration statement; and in the case of an exemption, only if the Company has received an opinion of counsel satisfactory to the Company that such transaction does not require registration of this Note.


                                  AWG, LTD.

$50,000                         March 2, 1998


                              6% PROMISSORY NOTE

                             DUE January 1, 1999


                  ON March 2, 1998, FOR VALUE RECEIVED, the undersigned, AWG, Ltd., a Nevada corporation having an office at 4162 Big Ranch Road, Napa, California 94558 (the "Company" or "Maker"), hereby promises to pay to the order of Frank Colin Riseam his heirs, representatives and permitted assigns (the "Holder"), at 110 Park Road, Hampton Hill, England TW 12 1 H R or at such other place as the Holder of this Note may designate in writing from time to time, in currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, the principal sum of Fifty Thousand ($50,000.00) (the "Note Amount") together with interest thereon at the rate of six percent (6%) per annum payable quarterly commencing three (3) months from the date hereof and at the end of each three (3) month period thereafter. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of Nevada or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the Holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

                  1.     Transfers of Note to Comply with the 1933 Act

                  The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (i) to a person who, in the opinion of counsel to the Company, is a person to whom the Note may legally be transferred without registration and without the delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or (ii) to any person who complies with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or (iii) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

                  2.     Payment

                         (a)   This Note, together will all accrued but unpaid
interest thereon, shall be payable on the earliest to occur of the following:

                               (i) Twelve (12) months from the date of
issuance of this Note; or

                               (ii) The date of closing of any debt or equity
financing, public or otherwise, which results in gross proceeds to the Company of not less than $500,000.

                         (b) The principal amount of this Note may be prepaid
by the Company, in whole or in part, without premium or penalty, at any time, together with all accrued, but unpaid, interest thereon.

                  3.     Covenants of Company

                         The Company covenants and agrees that, so long as
this Note shall be Outstanding it will:

                               (i) Promptly pay and discharge all lawful
taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

                               (ii) Do or cause to be done all things
necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

                               (iii) At all times maintain, preserve, protect
and keep its property used and useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

                               (iv) Keep adequately insured by financially
sound insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

                               (v) At all times keep true and correct books
records and accounts.

                  4.     Events of Default

                         (a) This Note shall become due and payable upon
written demand made by the Holder if one or more of the following events, herein called events of default, shall happen and be continuing:

                               (i) Default in the payment of the principal
and accrued interest on this Note, when and as the same shall become due and payable, and such default not being cured within fifteen (15) days of written notice of said default being provided to the Company, whether by acceleration or otherwise;

                               (ii) Default in the due observance or
performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for 15 days after written notice, specifying such default, shall have been given to the Company by the Holder;

                               (iii) Application for, or consent to, the
appointment of a receiver, trustee or liquidator for the Company or of its property under either federal, state or local laws;

                               (iv) Admission in writing of the Company's
inability to pay its debts as they mature;

                               (v) General assignment by the Company for the
benefit of creditors;

                               (vi) Filing by the Company of a voluntary
petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

                               (vii) Entering against the Company of a court
order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 60 days; or

                               (viii) The Company selling, assigning or
otherwise transferring all or substantially all of its assets.

                         (b) The Company agrees that notice of the occurrence
of any event of default, other than a default for non-payment under Section 2(a)(i) herein, will be promptly given by the Company to the Holder at his or her registered address by certified mail.

                         (c) In case any one or more of the events of default
specified above shall happen or be continuing, the Holder may proceed to protect and enforce his right by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder

                  5. This Note is guaranteed as to repayment of the Note Amount and interest thereon, by AWG, Inc., a Delaware corporation and wholly-owed subsidiary of the Company.

                  6. The undersigned hereby waives presentment for payment, demand, notice of non-payment and dishonor, protest and notice of protest; waives trial by jury in any action or proceeding arising on, out of, under or by reason of this Note; consents to any renewals, extensions and partial payments of this Note or the indebtedness for which it is given without notice to it, and consents that no such renewals, extensions or partial payments or release or modification of any collateral securing this Note or the indebtedness for which it is given shall discharge the Maker from liability herein in whole or in part. If this Note be not paid when due and if it be placed with an attorney for collection, the Maker, Makers, endorsers and guarantors agree to pay all costs of collection, including reasonable attorney's fees, together with any disbursements incurred, which is hereby agreed to be just and reasonable and which shall be added to the amount due under this Note and recoverable with the amount due under this Note.

                  7.     Miscellaneous

                         (a) This Note has been issued by the Company
pursuant to authorization of the Board of Directors of the Company.

                         (b) The Company may consider and treat the person in
whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

                         (c) Payments of interest shall be made as specified
above to the registered owner of this Note. Payment of principal shall be made to the registered owner of this Note upon presentation of this Note on or after maturity. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

                         (d) This Note may not be changed, modified or
terminated orally, nor may any of its provisions be waived, except by an agreement in writing signed by the party against whom enforcement of such change, modification or termination is sought.

                         (e) If any covenant or other provision of this Note
is invalid, illegal, or incapable of being enforced, by reason of any rule or law or public policy, all other covenants and provisions of this Note shall nevertheless remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision.

                         (f) The Holder shall not, by virtue hereof, be
entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

                         (g) Upon receipt by the Company of evidence
reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Note so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

                         (h) This Note shall be construed and enforced in
accordance with the laws of the State of Nevada without regard to the principles of conflict of law and shall be enforced only in the State or Federal Courts located in the State of Nevada. All parties hereto hereby consent and submit themselves to the in personam jurisdiction thereof and waive any claims of forum non conviens.

                  IN WITNESS WHEREOF, AWG, LTD. has caused this Note to be signed in its name by its President on the date first written above.



                                            AWG, LTD.


                                            By: /s/ Mack H. Jennings
                                                ---------------------------
                                                Mack H. Jennings, President


STATE OF _______________________________)
                                        ) ss.:
COUNTY OF ______________________________)


                  On the ________ day of ________________ , 1998, before me
personally came Mack H. Jennings to be known, who, being by me duly sworn, did depose and say that he resides at ____________ ; that he is the President of AWG, Ltd., a Nevada corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                            __________________________
                                            Notary Public

                                  GUARANTEE

                  In order to induce the Holder to make a loan of the Note Amount to AWG, Ltd., a Nevada corporation (the "Company") and in consideration of such loan which is to be evidenced by a Note dated March 2, 1998 by the Company to Colin Frank Riseam (the "Holder") in the sum of $50,000.00, the undersigned, AWG, Inc., a Delaware corporation (the "Guarantor") hereby agrees to unconditionally and irrevocably guarantee to the Holder, his successors and assigns, the repayment of the Note Amount, plus accrued interest, plus all costs, charges, advances, expenses, and attorneys' fees reasonably incurred or paid by the Holder in protecting or enforcing his rights under the Note.

                  The undersigned Guarantor hereby acknowledges and confirms that the debt of $50,000.00 and interest, evidenced by the Note is justly owing by the Company to the Holder without any defense(s), counterclaim(s) or offset(s) of any kind.

                  The undersigned Guarantor hereby waives (1) notice of, and acknowledge due notice of, acceptance of this guaranty by the Holder; (2) notice of, and acknowledge due notice of, the reliance of the Holder on this guaranty; (3) demand for payment from the Company or any person indebted in any manner on or for any of the liabilities or obligations hereby guaranteed;
(4) presentment for payment of the Note or any instrument of the Company or any other person, protest, notice of protest, notice of dishonor or notice of any kind to any party thereto and to the undersigned Guarantor.

                  This guaranty shall continue in full force and be binding upon the undersigned Guarantor and the successors and/or assigns of the undersigned Guarantor. Any one or more of the undersigned Guarantors, or any other party liable upon or in respect of any obligation hereby guaranteed may be released without affecting the liability of the undersigned Guarantor not so released.

                  IN WITNESS WHEREOF, the undersigned has executed this instrument this 2nd day of March, 1998.


                                             AWG, Inc.


                                             By: _____________________________
                                                 Mack H. Jennings, President

STATE OF ________________________________)
                                         ) ss.:
COUNTY OF _______________________________)


                  On the ________ day of ________________ , 1998, before me
personally came Mack H. Jennings to be known, who, being by me duly sworn, did depose and say that he resides at____________________ ; that he is the President of AWG, Inc., a Delaware corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                                     _______________________
                                                     Notary Public

                                  EXHIBIT B

                        REGISTRATION RIGHTS AGREEMENT

                        REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 2, 1998, by and between AWG. Ltd., a Nevada corporation (the "Company"), and the person whose name appears on the signature page attached hereto (individually a "Holder" and collectively, with the holders of other Units issued in the Offering, the "Holders").

                  WHEREAS, pursuant to a Subscription Agreement dated February 2, 1998, between the Company and the Holders (the "Subscription Agreement"), the Company has offered (the "Offering"), to accredited investors only as that term is defined in Rule 501 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), up to five (5) units (the "Units"), each Unit consisting of the Company's one
(1) year six percent (6%) promissory note (collectively the "Promissory Notes") in the principal amount of $10,000 and 100,000 shares of the Company's Series A 6% Preferred Stock, $.001 par value per share (the "Preferred Stock" or the "Shares").

                  WHEREAS, pursuant to the terms of and in order to induce the Holders to enter into the Subscription Agreement to purchase the Units, the Company and the Holders have agreed to enter into this Agreement;

                  WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holders of the Common Stock;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Subscription Agreement, the Company hereby agrees as follows:

A.       REGISTRATION RIGHTS.

         1.       Registration Rights

                  (a) "Piggyback Registration". If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act") (other than in connection with a merger or pursuant to Form S-8 or other comparable form), the Company shall request that the managing underwriter (if any) of such underwritten offering include the Preferred Stock (collectively referred to as the "Registerable Securities") in such registration. If such managing underwriter agrees to include any of the Registerable Securities in the underwritten offering, the Company shall at such time give prompt written notice to all Holders of its intention to effect such registration and of such Holders' rights under such proposed registration, and upon the request of any Holder delivered to the Company within twenty (20) days after giving of such notice (which request shall specify the Registerable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall include such Registerable Securities held by each such Holder requested to be included in such registration; provided, however, that:

                           (i) If, at any time after giving such written notice of the Company's intention to register any of the Holder's Registerable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the registration of such Registerable Securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registerable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registerable Securities in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Registerable Securities for the same period as the delay in respect of securities being registered for the Company's own account.

                           (ii) If the managing underwriter in such underwritten offering shall advise the Company that it declines to include a portion or all of the Registerable Securities requested by the Holders to be included in the registration statement, then all or a specified portion of the Registerable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of such Registerable Securities, such portion shall be allocated among such Holders in proportion to the respective numbers of Registerable Securities requested to be registered by each such Holder). In such event the Company shall give the Holder prompt notice of the number of Registerable Securities excluded.

                  (b) Option to Include Registerable Securities in Offering. The Holders, subject to the provisions of Section 1, shall have the option to include their Registerable Securities in the Company's initial public offering (the "IPO") underwritten by Klein Maus and Shire, Inc. ("KMS"). The Company shall not be required to include any of the Holders' Registerable Securities in an underwritten offering of the Company's securities unless such Holders accept the terms of the underwriting as agreed upon between the Company and KMS (provided such terms are usual and customary for selling stockholders) and the Holders agree to execute and/or deliver such documents in connection with such registration as the Company or KMS may reasonably request.

                  (c) Mandatory Registration. In the event the Holders have not sold all of their Registerable Securities in connection with a registration statement pursuant to Section 1.a, the Company will use its best efforts to effect the registration of all remaining Registerable Securities as soon as practicable, but not later than 180 days after the effective date of such registration statement; provided, however, that such period may be extended or delayed by the Company for one period of up to 90 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time the Company is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of the Company because of the existence of non-public material information, or to allow the Company to complete any pending audit of its financial statements.

                  (d) Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registerable Securities.

         2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to effect the registration of any of the Registerable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective until the earlier of when all the Registerable Securities are sold or become capable of being publicly sold without registration under the 1933 Act;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities or the exercise of warrants from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

                  (c) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                  (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (e) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  (f) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  (g) notify each Holder of Registerable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (h) furnish, at the request of any Holder on the date such Registerable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registerable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registerable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registerable Securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such letters: and

                  (i) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registerable Securities; provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which in the aggregate would cost in excess of $5,000.

         3. Restrictions on Transfer of Registerable Securities. The Holder agrees that without the prior written consent of KMS he will not sell or transfer any of the Registerable Securities for a period of twenty-four (24) months from the date hereof or, if the Registerable Securities are included in a Registration Statement, eighteen (18) from the effective date of the Registration Statement, whichever is earlier.

         4. Expenses. All expenses incurred in any registration of the Holders' Registerable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registerable Securities under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(h)(i); provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Registerable Securities sold in the Offering or (c) the fees and expenses of counsel for any Holder.

         5. Indemnification. In the event any Registerable Securities are included in a registration statement pursuant to this Agreement:

                  (a) Company Indemnity. Without limitation of any other indemnity provided to any Holder, either in connection with the Offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or (iv) any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any other officer, director or controlling person thereof.

                  (b) Holder Indemnity. Each Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the 1933
Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Holder shall reimburse the Company and each such affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions with respect thereof) arise out of or are based upon any statements or information provided by such Holder to the Company in connection with the offer or sale of Registerable Securities.

                  (c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

                  (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to such Holder of the Registerable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registerable Securities).

                  (e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registerable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         6. Assignment of Registration Rights. The rights of the Holders under this Agreement, including the rights to cause the Company to register Registerable Securities may not be assigned without the written prior consent of the Company.

         7. Limitations on Other Registration Rights. Except as otherwise set forth in this Agreement, the Company shall not, without the prior written consent of the Holders of Registerable Securities representing a majority thereof held by all the Holders, file any registration statement filed on behalf of any person (including the Company) other than a Holder to become effective during any period when the Company is not in compliance with this Agreement.

         8. Remedies.

                  (a) Time is of Essence. The Company agrees that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Registerable Securities as quickly as possible after such Holders have indicated to the Company that they desire their Registerable Securities to be registered.

Any delay on the part of the Company not expressly permitted under this Agreement, whether material or not, shall be deemed a material breach of this Agreement.

                  (b) Remedies Upon Default or Delay. The Company acknowledges the breach of any part of this Agreement may cause irreparable harm to a Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

         9. Notices.

                  (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service:

                          (i)  if to the Company, at:

                               AWG, Ltd.
                               4162 Big Ranch Road
                               Napa, California 94558

         or at such other address as it may have furnished in writing to the Holders of Registerable Securities at the time outstanding; or

                          (ii) if to any Holder of any Registerable
Securities, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

                  (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

         10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each of the Holders.

         11. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Registerable Securities; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Registerable Securities or reduce the amount of reimbursable costs to any Holder of Registerable Securities in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Registerable Securities, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Registerable Securities. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

         12. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada, without giving effect to conflicts of law principles.

         14. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         15. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 2nd day of March, 1998.

AWG, LTD.


                                                 /s/ Colin Frank Riseam
                                                 ----------------------------
                                                 Signature of Holder


By: /s/ Mack H. Jennings                         Colin Frank Riseam
    ---------------------------                  ----------------------------
    Mack H. Jennings, President                  Print Name of Holder


                                                 110 Park Road, Hampton Hill,
                                                 ----------------------------
                                                 England TW 12 1 HR
                                                 ----------------------------
                                                 Print Address of Holder




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